UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER POWER SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a letter from Pioneer Power Solutions, Inc. that will be delivered to its stockholders on or before April 27, 2018, advising them of a change in date and the change of location of the upcoming annual meeting and providing them with updated voting information.

Notice of Date and Location Change for the

Annual Meeting of Stockholders

And Voting Information

Dear Stockholder:

You recently received proxy materials in connection with the 2018 Annual Meeting of Stockholders of Pioneer Power Solutions, Inc. (the “Company”), that was previously to have taken place on May 10, 2018, at the offices of Haynes and Boone, LLP. The Company has changed the date of the upcoming 2018 Annual Meeting of Stockholders, from May 10, 2018, to May 14, 2018, at 11:00 a.m. New York time, and it will take place at the executive office of the Company located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

The record date of April 2, 2018, remains unchanged, and there is no change to the proposals to be presented to our stockholders for consideration at the Annual Meeting.

You should refer to the proxy materials previously provided to you for additional information.

If you have already voted and do not wish to change your vote, you do not need to do anything. Stockholders may also continue to use the form of proxy previously provided.

The Notice of 2018 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

Thank you very much.

We appreciate your support.

Sincerely,

/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chairman